SUPPLEMENTAL AGREEMENT TO
JOINT VENTURE AGREEMENT DATED DECEMBER 19, 1997

THIS SUPPLEMENTAL AGREEMENT is made this the 17th day of September, 2004

BETWEEN

1.	CHARTERED SEMICONDUCTOR MANUFACTURING LTD (“CSM”), a company incorporated under the laws of Singapore and having its registered address at 60 Woodlands Industrial Park D Street 2 Singapore 738406 on the one part; and

2.	AGERE SYSTEMS SINGAPORE PTE LTD (“AGERE”), a company incorporated under the laws of Singapore and having its registered address at 3 Kallang Sector, Kolam Ayer Industrial Park, Singapore 349278 on the other part.

WHEREAS

A.	A Joint Venture Agreement relating to the incorporation and management of SILICON MANUFACTURING PARTNERS PTE LTD (“SMP”) was entered into between CSM and LUCENT TECHNOLOGIES MICROELECTRONICS PTE LTD (“Lucent”) on 19 December 1997, and subsequently assigned by Lucent to AGERE (the “JVA”) on 1 February 2001.

B.	AGERE and CSM further entered into the SMP Cash Distribution Agreement on 5 March 2004 (“Cash Distribution Agreement”) to address the cash investment imbalances between AGERE and CSM in SMP, and to achieve a cash investment in SMP in the proportion of the equity shareholdings of AGERE and CSM in SMP.

C.	As contemplated under the Cash Distribution Agreement, AGERE and CSM now desire to make amendments to the JVA and Articles of Association of SMP on the terms and subject to the conditions set out hereunder.

NOW THEREFORE, the parties hereby agree as follows:

1.	AMENDMENTS TO THE JVA

The parties agree that the following Clauses under the JVA shall be amended as follows:

1.1	Clause 1

1.1.1	Clause 1 shall be amended by inserting the following word and its corresponding definition after the word “Affiliate” and its corresponding definition:-

“Agere” means Agere Systems Singapore Pte Ltd, a company incorporated in Singapore with its registered address at 3 Kallang Sector, Kolam Ayer Industrial Park, Singapore 349278;”

In connection thereto, the parties agree that all references to the word “Lucent” in the JVA, other than in Recital A, the definitions of “Completion”, “Lucent Fiscal Month”, “Lucent Fiscal Quarter”, “Lucent Fiscal Year”, Clauses 3(E), 4, 6, 7(A)(vi), 7A(vii), 7A(viii), 7(B), 10(C), 10(E)(ii), 14(A), 14(F), 19(A), 19(F), 19(L) and Schedule A, shall be deleted and substituted with the word “Agere”.

1.1.2	Under the definition of “Indebtedness”, sub-clause (iv) shall be amended by deleting it in its entirety and substituting it with the following:-

“(iv)	all obligations of such Person as lessee under leases that have been or should be, in accordance with Singapore GAAP, U.S. GAAP or any other accounting principles as approved by the Board, recorded as capital leases;”

1.1.3	Under the definition of “Net Book Value”, the first paragraph shall be amended by deleting it in its entirety and substituting it with the following:-

“means the net worth (assets less liabilities) of the Company as of the most recently audited balance sheet date as updated to the Net Book Value Request Date or the Termination Date, as applicable. The net worth of the Company is derived by adding the original cost value of the Company’s assets less normal charges for depreciation and other adjustments as prescribed by Singapore GAAP, U.S. GAAP or any other accounting principles as approved by the Board, and subtracting the liabilities of the Company.”

1.2	Clause 7(A)

1.2.1	Clause 7(A)(v) shall be amended by deleting it in its entirety and substituting it with the following:

“(v)	for each financial year, the Company shall, at its expense, prepare annual accounts, in each case in accordance with Singapore GAAP, U.S. GAAP or any other accounting principles as approved by the Board, and in compliance with all applicable legislation in respect of such financial year and shall procure that such accounts are audited as soon as practicable and shall supply copies of the same, both in draft and final form, to each of the Shareholders within 90 days (in the case of the draft form) and 120 days (in the case of the final form) after the end of the financial year of the Company;”

1.2.2	Clause 7(A)(vi) shall be amended by deleting it in its entirety and substituting it with the following:

“(vi)	the Company shall, at its expense, (a) prepare interim accounts of the Company covering the period beginning on January 1 and ending on September 30 of each calendar year, (b) procure that such interim accounts are audited within 60 days after the end of the Agere Fiscal Year in accordance with Singapore GAAP, U.S. GAAP or any other accounting principles as approved by the Board, and in compliance with all applicable legislation in respect of such interim period and (c) supply copies of such audited interim accounts in final form to Agere within 60 days after the end of the Agere Fiscal Year;”

1.2.3	Clause 7(A)(viii) shall be amended by including the words “,U.S. GAAP or any other accounting principles as approved by the Board” after the words “in each case in accordance with Singapore GAAP” in the last line.

1.3	Clause 12

Clause 12 shall be amended by deleting it in its entirety and substituting it with the following:

“12.	DIVIDEND POLICY

The dividends of the Company shall be recommended by the Board from time to time, and to the extent permitted by law, determined on a year to year basis and not on a cumulative basis. The Company shall procure that in making any recommendation therefor, the Board shall endeavour to distribute by way of dividends as soon as permissible under applicable laws, the maximum allowable amount of its profits available for distribution after taking into account the working capital requirement and growth plans of the Company and other provisions and reserves as may be required by law. It is not the intention of the Shareholders for the Company to accumulate excess retained earnings beyond what is reasonably required for the needs of the Company. Accordingly, and in furtherance of the foregoing, each Shareholder shall take such action as may be necessary to procure that the Company shall distribute all available cash to and among the Shareholders during such times and in such amounts as contemplated by this Agreement and in the Articles.”

2.	AMENDMENT TO THE ARTICLES OF ASSOCIATION

2.1	The parties hereto agree that the Articles of SMP shall be amended in accordance with Clause 5(I)(g) of the JVA, in substantially the same form as set out in Annex 1, to ensure that the provisions in the Articles are consistent with the terms and conditions of the JVA as supplemented by this Supplemental Agreement.

2.2	For the purposes of Clauses 2.3 and 2.4:

2.2.1	“Cumulative Profit” or “Cumulative Loss” means the aggregate of all Quarterly A Profits and Quarterly A Losses or Quarterly B Profits and Quarterly B Losses (as the case may be) less any Interim Dividends declared to the party with respect to such Profits at any time during any Financial Year;

2.2.2	“Financial Year” means any financial year of SMP, commencing from the financial year beginning on 1 January 2004;

2.2.3	“Quarterly A Loss” means, with respect to each quarter of any Financial Year, the negative figure that results from the application of the formula contained in Article 119A(4) of the Articles of SMP save that any reference to “financial year” in the definitions of “AGS”, “ATMC”, “AO” and “ATAX” shall be replaced with “quarter of that Financial Year”;

2.2.4	“Quarterly A Profit” means, with respect to each quarter of any Financial Year, the positive figure that results from the application of the formula contained in Article 119A(4) of the Articles of SMP save that any reference to “financial year” in the definitions of “AGS”, “ATMC”, “AO” and “ATAX” shall be replaced with “quarter of that Financial Year”;

2.2.5	“Quarterly B Loss” means, with respect to each quarter of any Financial Year, the negative figure that results from the application of the formula contained in Article 119A(5) of the Articles of SMP save that any reference to “financial year” in the definitions of “BGS”, “BTMC”, “BO” and “BTAX” shall be replaced with “quarter of that Financial Year”;

2.2.6	“Quarterly B Profit” means, with respect to each quarter of any Financial Year, the positive figure that results from the application of the formula contained in Article 119A(5) of the Articles of SMP save that any reference to “financial year” in the definitions of “BGS”, “BTMC”, “BO” and “BTAX” shall be replaced with “quarter of that Financial Year”;

2.2.7	“Quarterly Loss” means, with respect to each quarter of any Financial Year, the Quarterly A Loss or the Quarterly B Loss; and

2.2.8	“Quarterly Profit” means, with respect to each quarter of any Financial Year, the Quarterly A Profit or the Quarterly B Profit.

2.3	To the extent permitted by law and without prejudice to the generality of Clause 12 of the JVA:

2.3.1	in the event that there is a Quarterly A Profit or a Quarterly B Profit (as the case may be) in respect of any quarter of a Financial Year, the parties hereto agree that if so requested by the party entitled to such Quarterly Profit (the “Entitled Party”) (it being understood that CSM is entitled to the Quarterly A Profit and AGERE is entitled to the Quarterly B Profit), the Company shall declare and distribute to the Entitled Party as interim dividends (the “Interim Dividend”):

(i)	the full amount of the Quarterly Profit (or such lower amount as the Entitled Party may elect) and, subject to the other provisions hereof, each party agrees to take such action as may be necessary to procure and ensure that the Directors appointed by such party shall vote in favour of a board resolution declaring and distributing such Interim Dividend to the Entitled Party; or

(ii)	the full amount of the Cumulative Profit (or such lower amount as the Entitled Party may elect) in the event that there have been no prior application of Clause 2.3.1(i) for any earlier quarter(s) above such that the Quarterly Profit for any earlier quarter(s) of that Financial Year had not been declared and distributed, and, subject to the other provisions hereof, each party agrees to take such action as may be necessary to procure and ensure that the Directors appointed by such party shall vote in favour of a board resolution declaring and distributing such Interim Dividend to the Entitled Party;

2.3.2	in the event that there is a Cumulative Loss and the amount of such Cumulative Loss for which a party is responsible is greater than US$5,000,000 (the “Excess Loss”) (it being understood that, for the purpose of this Clause 2.3.2 and Clause 2.3.4, CSM shall be responsible for all Quarterly A Losses and AGERE shall be responsible for all Quarterly B Losses), then the parties hereto agree that SMP shall bill the party responsible for such Excess Loss for the purpose of reducing the Excess Loss to zero and the parties hereto agree that the declaration of any Interim Dividend shall be made by the Board of Directors only after the Cumulative Loss has been so reduced. At that point, the Interim Dividend that shall be declared and distributed to the Entitled Party shall be reduced by the amount of the Cumulative Loss;

2.3.3	in any decision relating to making a declaration of the Interim Dividend or the amount of Interim Dividend to be declared pursuant to Clauses 2.3.1 and 2.3.2 above, the Directors shall ensure that there will be cash in the Company in excess of US$10,000,000 after the declaration and distribution of such Interim Dividend, in compliance with Clause 6 of the Cash Distribution Agreement;

2.3.4	unless otherwise agreed by the parties, in the event that at the end of any Financial Year, there is a Cumulative Loss, then the parties hereto agree that SMP shall bill the party responsible for such Loss for the purpose of reducing the Cumulative Loss to zero no later than the end of that Financial Year; and

2.3.5	in the event that any Director, in good faith, requests a legal opinion with respect to the declaration and distribution of an Interim Dividend, the parties shall procure that SMP shall at its cost obtain such an opinion for the benefit of the Directors of the Board prior to any such declaration and distribution.

2.4	In the event of any breach by either party of its obligations under Clause 2.3, the party in breach covenants with the other party to indemnify and save harmless the other party from and against any and all losses arising as a result of the other party receiving an Interim Dividend or a final dividend (if any) that is less than the amount such party would receive if the party in breach had complied with its obligations under Clause 2.3.

3.	This Supplemental Agreement shall constitute an instrument embodying valid amendments of the JVA. The terms of this Supplemental Agreement shall prevail over the terms of the JVA to the extent that the terms thereof are inconsistent or conflict with the terms contained in this Supplemental Agreement. In all other respects, the JVA remains unchanged and in full force and effect as between the parties. The terms of the Cash Distribution Agreement shall prevail over the terms of this Supplemental Agreement to the extent that the terms hereof are inconsistent or conflict with the terms contained in the Cash Distribution Agreement.

5.	Unless otherwise expressly defined, words and phrases as used in this Supplemental Agreement shall have the same meaning attributed to them in the JVA.

6.	This Supplemental Agreement shall be governed by and construed in accordance with the laws of Singapore.

IN WITNESS WHEREOF the parties have executed this Supplemental Agreement on the date above written.

Signed by	)
George Thomas	)
for and on behalf of	)	/s/ George Thomas
Chartered Semiconductor Manufacturing Ltd	)
in the presence of
Fidelia Yeo
/s/ Fidelia Yeo

Signed by	)
John Docherty	)
for and on behalf of	)	/s/ John Docherty
Agere Systems Singapore Pte Ltd	)
in the presence of
Gary A. Henningsen, Jr.
/s/ Gary A. Henningsen, Jr.

ANNEX 1

FORM OF AMENDMENTS TO THE
ARTICLES OF ASSOCIATION OF SMP

Article 2

Article 2 shall be amended by deleting the word “Lucent” and its corresponding definition (and all references thereto in the Articles) in its entirety and substituting it with the following word and its corresponding definition:-

“Agere”	(i) Agere Systems Singapore Pte Ltd, a company incorporated in Singapore with its registered office at 3 Kallang Sector, Kolam Ayer Industrial Park, Singapore 349278; or (ii) any Permitted Transferee of Agere Systems Singapore Pte Ltd which holds all the issued Class B ordinary shares at any time in the capital of the Company.”

Article 85(7)

Article 85(7) shall be deleted in its entirety.

Article 85(8)

Article 85(8) shall be amended by deleting the words “Notwithstanding paragraph (7) above,” in the first line of the Article.

Article 105

Article 105 shall be amended by deleting the last sentence in its entirety and substituting it with the following:-

“The expressions “in writing” and “signed” include approval by any Director by telefax, telex, cable or telegram or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Board.”

Article 118

Article 118 shall be amended by deleting it in its entirety and substituting it with the following:

“118. Subject to the provisions of Article 109, the Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, to the extent permitted by law, determined on a year to year basis and not on a cumulative basis, or in excess of the amount recommended by the Board.”

Article 119A(2)

Article 119A(2) shall be amended by deleting the following words and their corresponding definitions:

“FY Loss” means the overall net loss of the Company for a financial year as disclosed in the audited accounts of the Company for that financial year;

“A Loss” means the negative figure derived from the application of the formula contained in paragraph (4) below;

“B Loss” means the negative figure derived from the application of the formula contained in paragraph (5) below;

“Apportioned Loss” means, with respect to any financial year, in the case of CSM, the A Loss or, in the case of Lucent, the B Loss, as applicable;”

Article 119A(3)

Article 119A(3) shall be amended by deleting it in its entirety and substituting it with the following:

“119A(3) Except for the financial years of the Company prior to the financial year beginning on 1 January 2004 for which the FY Profit for each such financial year shall be apportioned between CSM and Agere in the manner agreed by the Board, the FY Profit for each financial year of the Company shall be apportioned between CSM and Agere in accordance with sub-paragraph 7(iii) below.”

Article 119A(4)

Article 119A(4) shall be amended by deleting it in its entirety and substituting it with the following:

“119A(4)	The A Profit for a financial year shall be determined by applying the formula:-

AP = AGS - ATMC - AO - ATAX

where:-

“AP” means the A Profit, where AGS - ATMC - AO is a positive figure;

“AGS” means the total Net Sales derived in that financial year from sales of wafers (including Net Sales derived from sales of wafers to CSM that are subsequently sold by CSM to Agere or any other person), or the provision of services, by the Company to, or at the direction of, CSM;

“ATMC” means the cost of goods sold incurred by the Company in that financial year in respect of the AGS, and ATMC shall, in turn, be determined by applying the following formula:

ATMC = Material Cost + Depreciation + Fixed Overheads + Semi-Fixed Overheads + Variable Overheads +/(-) Inventory Change

where:

“Material Cost” means the cost of raw wafers used by CSM;

“Depreciation” and “Fixed Overheads” means CSM’s proportionate share of the total depreciation and fixed Overheads which shall be the sum equal to the total depreciation and fixed Overheads multiplied by CSM’s Shareholding Percentage;

“Semi-Fixed Overheads” means the amount obtained by multiplying 70% of total semi-fixed Overheads by CSM’s Shareholding Percentage and 30% of total semi-fixed Overheads by CSM’s proportionate share of equivalent wafer starts and is to be calculated by month for each month. The total amount for the financial year is the aggregate amount of all the months in the financial year;

“Variable Overheads” means CSM’s proportionate share of equivalent wafer starts by month for each month for shared Overheads and 100% of Overheads incurred by CSM. The total amount for the financial year is the aggregate amount of all the months in the financial year;

“Inventory Change” means the income statement impact of the value of CSM’s inventory holdings for the period. Inventory change is calculated using Standard Cost and adjusted via the capitalisation of variances on a monthly basis. The total amount for the financial year is the aggregate amount of all the months in the financial year;

“AO” means the amount obtained by multiplying CSM’s Shareholding Percentage by the Overheads for that financial year; and

“ATAX” means CSM’s proportionate share of the total income tax payable on shared income subject to income tax, which shall be based on CSM’s Shareholding Percentage, as well as 100% of income tax payable on any of CSM’s income subject to income tax.”

Article 119A(5)

Article 119A(5) shall be amended by deleting it in its entirety and substituting it with the following:

“119A(5)	The B Profit for a financial year shall be determined by applying the formula:-

BP = BGS - BTMC - BO - BTAX

where:-

“BP” means the B Profit, where BGS - BTMC -BO is a positive figure;

“BGS” means the total Net Sales in that financial year derived from sales of wafers (including Net Sales derived from sales of wafers to Agere that are subsequently sold by Agere to CSM or any other person), or the provision of services, by the Company to, or at the direction of, Agere;

“BTMC” means the cost of goods sold incurred by the Company in that financial year in respect of the BGS, and BTMC shall, in turn, be determined by applying the following formula:

BTMC = Material Cost + Depreciation + Fixed Overheads + Semi-Fixed Overheads + Variable Overheads +/(-) Inventory Change

where:

“Material Cost” means the cost of raw wafers used by Agere;

“Depreciation” and “Fixed Overheads” means Agere’s proportionate share of the total depreciation and fixed Overheads which shall be the sum equal to the total depreciation and fixed Overheads multiplied by Agere’s Shareholding Percentage;

“Semi-Fixed Overheads” means the amount obtained by multiplying 70% of total semi-fixed Overheads by Agere’s Shareholding Percentage and 30% of total semi-fixed Overheads by Agere’s proportionate share of equivalent wafer starts and is to be calculated by month for each month. The total amount for the financial year is the aggregate amount of all the months in the financial year;

“Variable Overheads” means Agere’s proportionate share of equivalent wafer starts by month for each month for shared Overheads and 100% of Overheads incurred by Agere. The total amount for the financial year is the aggregate amount of all the months in the financial year;

“Inventory Change” means the income statement impact of the value of Agere’s inventory holdings for the period. Inventory change is calculated using Standard Cost and adjusted via the capitalisation of variances on a monthly basis. The total amount for the financial year is the aggregate amount of all the months in the financial year;

“BO” means the amount obtained by multiplying Agere’s Shareholding Percentage by the Overheads for that financial year; and

“BTAX” means Agere’s proportionate share of the total income tax payable on shared income subject to income tax, which shall be based on Agere’s Shareholding Percentage, as well as 100% of income tax payable on any of Agere’s income subject to income tax.”

Article 119A(6)

Article 119A(6) shall be amended by deleting it in its entirety and substituting it with the following:

“119A(6)    Notwithstanding anything contained in the foregoing paragraphs, the amount derived from AP + BP for a financial year must be equal to the FY Profit for that financial year.”

Article 119A(7)(iii)

Article 119A(7)(iii) shall be amended by deleting it in its entirety and substituting it with the following:

“119A(7)(iii)    To the extent permitted by law, the aggregate amount distributable as dividends pursuant to sub-paragraphs (i) and (ii) above with respect to any financial year in which there is a FY Profit shall be distributed such that CSM, as holder of the Class A Shares, shall be entitled to have distributed to it dividends based on the A Profit and Agere, as holder of the Class B Shares, shall be entitled to have distributed to it dividends based on the B Profit.”

Article 119A(8)

Article 119A(8) shall be amended by deleting it in its entirety and substituting it with the following:

“119A(8)    The Members shall procure that the Company shall maintain at all times a memo account to track the Apportioned Profits and distributions with respect to each Member for each financial year of the Company, which account shall be made available at all reasonable times for inspection by the Members or their representatives by prior appointment during office hours.”

ANNEX 2

DEFINITIONS IN RELATION TO ARTICLES 119A(4) AND 119A(5)

SMP COST STRUCTURE:

					BASIS OF PARTNERS’ SPLIT
					AGR	CHRT
FIXED OVERHEAD:
[1]	RENTAL				51%	49%
[2]	PROPERTY TAX				51%	49%
[3]	CHRT ALLOCATION				51%	49%
[4]	CHRT ALLOC –QA RELIABILITY				NA	100%
SEMI-FIXED OVERHEAD:
[1]	OH PAYROLL	-FIXED	70%		51%	49%
		-VAR	30%	-	Equivalent Start by partners
[2]	UPKEEP OF ASSETS	-FIXED	70%		51%	49%
		-VAR	30%	-	Equivalent Start by partners
[3]	UTILITIES	-FIXED	70%		51%	49%
		-VAR	30%	-	Equivalent Start by partners
[4]	INSURANCE	-FIXED	70%		51%	49%
		-VAR	30%	-	Equivalent Start by partners
[5]	OTHER FAC RELATED	-FIXED	70%		51%	49%
		-VAR	30%	-	Equivalent Start by partners
VARIABLE OVERHEAD:
PRODUCTION SUPPLIES			100%		Equivalent Start by partners
PROCESS WAFERS			100%		Chartered
TECH COST /MASK& RETICLES			100%		Chartered
SUBCON			100%		Chartered
MISC OVERHEAD			100%		Equivalent Start by partners